United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 27, 2026

Date of Report (Date of earliest event reported)

TRILLER GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38909	33-1473901
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7119 West Sunset Boulevard, Suite 782 Los Angeles, CA	90046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 893-5090

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ILLR	NASDAQ Capital Market
Warrants, each warrant exercisable for 0.025 share of Common Stock for $230.00 per full share	ILLRW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2026, Triller Group Inc. (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that, based on the Company’s market value of listed securities (“MVLS”) for the 30 consecutive business days ended August 25, 2026, the Company no longer satisfies Nasdaq Listing Rule 5550(b)(2), which requires certain companies listed on The Nasdaq Capital Market to maintain a minimum MVLS of $35 million, which deficiency could result in the delisting of the Company’s securities from Nasdaq. The Company was provided seven calendar days to submit a plan to regain compliance with the MVLS requirement, which the Company will timely provide for review by the Nasdaq Hearings Panel (the “Panel”). The Company intends to submit its plan to reestablish compliance with the MVLS requirements.

As previously disclosed, notwithstanding the Company’s timely compliance with all applicable criteria for continued listing on The Nasdaq Capital Market in accordance with the Panel’s earlier decision in this matter, including the $1.00 bid price requirement, the Panel subsequently determined to exercise its purported discretionary authority to maintain jurisdiction over the Company through October 14, 2026. In its most recent decision whereby the Company was deemed to be compliant with all applicable listing criteria, the Panel stated that, in the event the Company fails to satisfy any requirement for continued listing on The Nasdaq Capital Market on or before October 14, 2026, the Company would again be subject to delisting and provided seven calendar days to present a compliance plan without the benefit of a plan period or otherwise automatic compliance period applicable to similarly situated issuers on Nasdaq.

On August 26, 2026, counsel for the Company sent a letter to the Panel disputing the basis on which the Panel purported to retain jurisdiction over the Company through October 14, 2026. The Company believes that Nasdaq Listing Rule 5815(c)(1)(A) does not authorize a Hearings Panel to retain continuing jurisdiction over an issuer following a determination that the issuer has satisfied all applicable continued listing criteria, and that the prospect of delisting without notice or an opportunity to cure for one category of deficiency, while other deficiencies are afforded a notice and cure period, raises concerns under Section 6(b)(7) of the Securities Exchange Act of 1934, which requires that a national securities exchange’s rules provide a fair procedure for disciplining its members. The Company has asked the Panel to confirm that it is not subject to continued jurisdiction on this basis and that any future deficiency will be addressed through the process generally available to other Nasdaq-listed issuers. The Company is evaluating its options with respect to this matter, which may include further engagement with Nasdaq and, if the matter is not resolved, seeking judicial relief, including in federal district court, to resolve the scope of the Panel’s authority under the Nasdaq Listing Rules. There can be no assurance as to the outcome of these efforts.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLER GROUP INC.

	By:	/s/ Shu Pei Huang, Desmond
		Name:	Shu Pei Huang, Desmond
		Title:	Acting Chief Financial Officer

Dated: September 2, 2026

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